As filed with the Securities and Exchange Commission on August 28, 2000
                                               Registration No. 333-_______

                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        Under The Securities Act of 1933

                  MINNESOTA MINING AND MANUFACTURING COMPANY
             (Exact name of Registrant as specified in its charter)

                   Delaware                              41-0417775
            (State of incorporation)             (I.R.S. Employer I.D. No.)
                                   3M Center
                             St. Paul, Minnesota 55144
                                  (651) 733-1528
 (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                       1992 DIRECTORS STOCK OWNERSHIP PROGRAM of
                       MINNESOTA MINING AND MANUFACTURING COMPANY
                                (Full title of the plan)

                              Roger P. Smith, Secretary
                       Minnesota Mining and Manufacturing Company
                                       3M Center
                                St. Paul, Minnesota 55144
                              Telephone: (651) 733-1528
            (Name, address, including zip code, and telephone number,
                     including area code, of agent for service)
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                          CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------
Title of       Amount       Proposed        Proposed            Amount
Securities     to be        Maximum         Maximum             of
to be          Registered   Offering        Aggregate           Registration
Registered        (1)       Price/share(2)  Offering Price      Fee
-----------------------------------------------------------------------------
Common,        400,000      $95.1875        $38,075,000         $10,051.80
Stock, $0.01   shares
par value/
share
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(1) Pursuant to Rule 416(a), also covers additional securities that may be offered as a result of stock splits, stock dividends or similar transactions.

(2) Estimated pursuant to Rule 457 solely for the purpose of calculating the registration fee. The price is based upon the average of the high and low prices of the common stock on August 24, 2000, as reported on the New York Stock Exchange Composite Tape.

This registration statement will become effective immediately upon filing pursuant to Rule 462 of the Securities and Exchange Commission.


PART I - INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

Item 1. Plan Information*.

Item 2.  Registrant Information and Employee Plan Annual Information*

     *Information required by Part I to be contained in a Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act") and the Note to
Part I of Form S-8.

PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Certain Documents by Reference.

     The following documents filed with the Securities and Exchange Commission (the "Commission") by the Registrant are incorporated herein by reference in this Registration Statement:

     (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1999.

     (b) The Registrant's Quarterly Reports on Form 10-Q for the periods ended March 31, 2000 and June 30, 2000.

     (c) The Registrant's Current Reports on Form 8-K filed on May 16, 2000 and July 27, 2000.

     (d) The Registrant's Current Reports on Form 8-K filed on November 20, 1996 and on July 27, 2000 pertaining to the Company's bylaws and certificate of incorporation, respectively.

     (e) The description of the Registrant's common stock contained in the Registrant's registration statement on Form S-3 (file number 333-42660) filed on July 31, 2000 as amended on August 18, 2000.

     In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.     Description of Securities.

            Not applicable.

Item 5.     Interests of Named Experts and Counsel.

     Certain legal matters in connection with the shares of common stock to which this Registration Statement relates have been passed upon by Gregg M. Larson, our Assistant General Counsel. Mr. Larson beneficially owns, or has options to acquire, a number of shares of our common stock, which represents less than 1% of the total outstanding common stock.

Item 6.     Indemnification of Directors and Officers.

     Registrant is incorporated under the laws of the State of Delaware. Section 145 ("Section 145") of the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (the "General Corporation Law"), inter alia, provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal.

     Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

     Registrant's Bylaws, as amended, provide for the indemnification of officers and directors to the fullest extent permitted by the General Corporation Law.

     All of Registrant's directors and officers will be covered by insurance policies maintained by Registrant against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act of 1933, as amended.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

     Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith:

Exhibit       Description
Number
     4.       The Registrant's 1992 Directors Stock Ownership Program
     5.       Opinion of Counsel re Legality
     15.      Awareness Letter of PricewaterhouseCoopers LLP (regarding
              interim financial information).
     23.1     Consent of Counsel included in Exhibit 5
     23.2     Consent of PricewaterhouseCoopers LLP
     24.      Power of attorney (included on page II-4 of this registration statement).

Item 9.     Undertakings.

     (a)    The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                Provided, however that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form
S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, and State of Minnesota on the 28th day of August, 2000.

            MINNESOTA MINING AND MANUFACTURING COMPANY

             By  /s/ ROGER P. SMITH
                     Roger P. Smith, Attorney-in-Fact

                                POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, That the undersigned directors and the Principal Financial and Accounting Officer of MINNESOTA MINING AND MANUFACTURING COMPANY, a Delaware corporation, hereby constitute and appoint Livio D. DeSimone, Robert J. Burgstahler, John J. Ursu, Roger P. Smith, Janet L. Yeomans and Gregg M. Larson, or any of them, their true and lawful attorneys-in-fact and agents, and each of them with full power to act without the others, for them and in their name, place, and stead, in any and all capacities, to do any and all acts and things and execute any and all instruments which said attorneys and agents may deem necessary or desirable to enable MINNESOTA MINING AND MANUFACTURING COMPANY to comply with the Securities Exchange Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under said Act of not to exceed 400,000 shares of common stock of this Corporation which may be offered for sale and/or the reoffer and resale under the 1992 Directors Stock Ownership Program including specifically, but without limiting the generality of the foregoing, power and authority to sign the name of MINNESOTA MINING AND MANUFACTURING COMPANY, and the names of the undersigned directors and Principal Financial and Accounting Officer to the registration statement and to any instruments and documents filed as part of or in connection with said registration statement or amendments thereto; and the undersigned hereby ratify and confirm all that said attorneys and agents shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE                     TITLE                               DATE

/s/ Livio D. DeSimone       Chairman Of The Board;           August 28, 2000
------------------------    Chief Executive Officer,
Livio D. DeSimone           Director

/s/ Robert J. Burgstahler   Vice President,                  August 28, 2000
-------------------------   Finance
Robert J. Burgstahler

/s/ Ronald O. Baukol        Director                         August 28, 2000
-----------------------------
Ronald O. Baukol

/s/ Edward A. Brennan       Director                         August 28, 2000
-----------------------------
Edward A. Brennan

/s/ Aulana L. Peters        Director                         August 28, 2000
-----------------------------
Aulana L. Peters

/s/ Rozanne L. Ridgway      Director                         August 28, 2000
-----------------------------
Rozanne L. Ridgway

/s/ Frank Shrontz           Director                         August 28, 2000
-----------------------------
Frank Shrontz

/s/ F. Alan Smith           Director                         August 28, 2000
-----------------------------
F. Alan Smith

/s/ Louis W. Sullivan       Director                         August 28, 2000
-----------------------------
Louis W. Sullivan

     Roger P. Smith, by signing his name hereto, does hereby sign this document pursuant to powers of attorney duly executed by the other persons named, filed with the Securities and Exchange Commission, on behalf of such other persons, all in the capacities and on the date stated, such persons being a majority of the directors and the Principal Financial and Accounting Officer of the Company.


                                    /s/ ROGER P. SMITH
                                        Roger P. Smith, Attorney-in-Fact